UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 24, 2023, the Company amended its Articles of Incorporation (the “Articles”), to amend Section 1 of Article 4 of the Articles to increase the number of authorized shares of common stock from 150,000,000 to 2,000,000,000 (the “Amendment”).

As previously disclosed in the Company’s definitive information statement filed with the Securities and Exchange Commission on May 4, 2023, the Board of Directors of the Company unanimously approved and recommended, and then certain shareholders of the Company owning approximately 53% of the Company’s outstanding common stock approved the Amendment by written consent in lieu of a special meeting in accordance with the applicable provisions of the Nevada Revised Statutes and the Company’s Bylaws. The Company prepared and caused to be sent or delivered to its shareholders pursuant to Regulation 14C under the Securities Exchange Act of 1934 an information statement relating to the Amendment, prior to the filing thereof with the Nevada Secretary of State.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The information set forth under Item 5.03 is incorporated herein by reference.

Item. 9.01	Exhibits

(d) Exhibits

Exhibit No.
3.1	Certificate of Amendment to Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: May 30, 2023
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary